Exhibit 99.1

Turnstone Biologics Announces Plans to Explore Strategic Alternatives

SAN DIEGO, Feb. 04, 2025 (GLOBE NEWSWIRE) -- Turnstone Biologics Corp. (“Turnstone” or the “Company”) (Nasdaq: TSBX) today announced that it has completed an assessment of its business and operations, including the status of its program, resources, and capabilities. The Company has made the determination to discontinue all clinical studies evaluating TIDAL-01 and halt further development of the program. As a result, Turnstone’s management and its Board of Directors have initiated a process to explore and review strategic alternatives focused on maximizing shareholder value.

“Manufacturing for our Selected TIL therapy requires continued investment in process improvements. Due to these capital-intensive requirements and after careful review of future funding needs and the current financial markets, the Company has decided to discontinue development of TIDAL-01 and to conclude all clinical studies evaluating the program in solid tumors,” said Sammy Farah, M.B.A., Ph.D., Turnstone’s President and Chief Executive Officer.

Turnstone has engaged a financial advisor to assist in this process, and along with support from its other advisors, intends to explore potential strategic alternatives that may include, but are not limited to, an acquisition, merger, business combination, sale of assets, licensing, or other transactions. Turnstone does not intend to disclose further developments unless and until it is determined that further disclosure is appropriate or legally required.

In addition, Turnstone is reducing its workforce while also implementing further cost-containment and cash conservation measures. The Company intends to retain all employees essential for supporting value-realization as part of its strategic review.

“I would like to convey our deepest gratitude to the patients, investigators, and collaborators for their participation in our clinical development efforts. I also wish to sincerely thank the Turnstone team members who worked so tirelessly on this program, and our shareholders for their commitment to our Company,” concluded Dr. Farah.

About Turnstone

Turnstone Biologics is a clinical-stage biotechnology company with a differentiated approach to treat and cure patients with solid tumors by pioneering selected tumor-infiltrating lymphocyte (Selected TIL) therapy. Turnstone’s next-generation TIL therapy is based upon the identification, selection and expansion of the most potent tumor-reactive T cells, known as Selected TILs, and is designed to overcome the limitations of first-generation bulk TIL that have demonstrated objective responses only in limited tumor types. For additional information about Turnstone, please visit www.turnstonebio.com, and follow us on LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements expressed or implied in this press release include, but are not limited to, statements regarding the Company’s plans to explore and evaluate strategic options to enhance and preserve shareholder value; the Company’s ability to enter into any agreements or transactions in connection with the exploration of potential strategic alternatives, or if complete, that any such agreements or transactions will be successful or on attractive terms; the Company’s plans to take such other actions as necessary to reduce cash burn, and potential benefits of its cash preservation activities. All statements, other than statements of historical fact, contained in this Current Report, including statements regarding future events are forward-looking statements and can be identifies by terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “may,” “plan,” “potential,” “should,” “target,” “will” or “would,” or the negative of these terms or other comparable terminology. These statements are based on the current plans, objectives, estimates, expectations and intentions, beliefs and assumptions of our management team, and on information currently available to such management team and are not guarantees of future performance and inherently involve numerous risks and uncertainties, many of which are beyond Turnstone’s control. Turnstone undertakes no obligation to update or revise publicly any of the forward-looking statements after the date hereof to conform the statements to actual results or changed expectations except as required by law. The reader is cautioned not to place undue reliance on forward-looking statements. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, but are not limited to, risks and uncertainties related to: the Company’s ability to execute its planned exploration and evaluation of strategic alternatives; and unexpected demands on the Company’s cash resources; and other risks, including those described under the heading “Risk Factors” in Turnstone’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other documents Turnstone has filed, or will file, with the SEC.

Contact

Ahmed Aneizi

Investor Relations
Turnstone Biologics
(347) 897-5988
ahmed.aneizi@turnstonebio.com